                                              POWER OF ATTORNEY

                        KNOW ALL MEN BY THESE PRESENTS THAT

      I, Todd N. Tipton, have made, constituted and appointed, and by these presents do make, constitute and appoint Jennifer L. McDonough and Jason T. Arnold, Office of the General
Counsel, as my true and lawful attorneys for me and in my name, place and stead, to prepare, execute and file with the Securities and Exchange Commission, National Association of
Securities Dealers, or any other appropriate regulatory or administrative agencies any and all forms, statements or reports which may be required with respect to reporting my beneficial ownership of securities of Rex Energy Corporation, including, without limitation, the statements entitled  "Initial Statement of Beneficial Ownership of Securities" on Form 3, "Statement of
Change in Beneficial Ownership of Securities" on Form 4, and "Annual Statement of Beneficial
Ownership of Securities" on Form 5 required to be filed pursuant to Section 16(a) of the
Securities Exchange Act of 1934, giving and granting unto said attorneys full power and authority to do and perform all and every act or thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that the said attorneys, or their substitute(s) shall lawfully do or cause to be done by virtue thereof.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal the 1st day of
August, 2013.

                                                    /s/Todd N. Tipton
                                                    Name:  Todd N. Tipton

COMMONWEALTH OF PENNSYLVANIA )
                                                                                          )  SS.:
COUNTY OF CENTRE   )

      On this 1st day of August, 2013, before me, the subscriber, personally appeared Todd
N. Tipton, to me personally known to be the same person described in and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

                                               /s/Traci A. Frey
                                               Notary Public

My commission expires:  May 2, 2016

[SEAL]